Exhibit 99.(a)(1)(L)

1 Discounted Option Amendment Program for US Employees

2 Meeting Objectives • Explain the tax law affecting certain stock options • Explain your choices & participation requirements to help avoid adverse tax consequences • Answer general questions about the presentation

3 Disclaimer • This presentation is only intended to provide you – an overview, and – an opportunity to ask questions • The actual “Offer” is contained in the Schedule TO filed with the Securities and Exchange Commission on September 11, 2008

4 Tax Law Change: §409A • §409A is a tax rule that imposes adverse tax consequences on certain forms of “deferred compensation” – “Deferred compensation” includes “discounted” options, i.e. granted at less than fair market value on the applicable grant date • Certain of our stock options are considered to be discounted under §409A – “Discount”: FMV on the revised accounting measurement date > FMV on original grant date • Such options are subject to adverse taxation under §409A unless amended by 12/31/08 to remove the “discount”

5 Option taxation prior to §409A • Nonqualified stock options (discounted or not) were taxed as follows: – No tax event at grant or vesting – Income tax at exercise • Assume option grant price = $19 • Employee exercises when stock price = $25 • Income tax at exercise on the spread = $25-$19 = $6 income • Normal tax is about 50% of $6 gain (income and employment taxes) – Company withholds ordinary income and employment taxes on $6 spread at exercise – Spread at exercise is reported on Form W-2

6 Tax Law Change: §409A • What are the consequences of application of §409A to discounted Synopsys options? – Potential income tax at vesting dates - even if employee doesn’t exercise the option – 20% additional FEDERAL tax – 20% additional CALIFORNIA tax (if applicable) – Potential interest penalties – Taxes based on the full spread, not just the discount • Spread is reported for each tax year from the year of vesting through the year of exercise on Form W-2 • Company must collect income and employment taxes on spread each year – even prior to exercise

7 Which options are affected? • Options granted at a discount (dates shown on the next slide), AND • Which vest on or after 1/01/05* AND • Which were not exercised prior to 1/01/06 • Which were not previously amended in our 2007 tender offer programs * Options vesting prior to 1/1/05 are “grandfathered” and not subject to §409A

8 Affected Grants Original Date of Grant Original Option Exercise Price(1) FMV on Accounting Measurement Date (Corrected Exercise Price)(1) Price Differential March 28, 2001 $21.56250 $23.46875 $1.90625 May 23, 2001 $30.00000 $30.685000 $0.685000 November 19, 2002 $23.99000 $25.86000 $1.87000 December 9, 2002 $21.72500 $22.19000 $0.46500 May 19, 2003 $25.00000 $29.32500 $4.32500 May 17, 2004 $25.19000 $29.37000 $4.18000 July 16, 2004 $24.92000 $25.69000 $0.77000 December 10, 2004 (1) Reflects 2:1 stock split on September 23, 2003 $17.58000 $18.23000 $0.65000

9 How did I get discounted options? • Old option grant process used through end of 2005 – Company granted options monthly during a “grant week” – Exercise price used was lowest closing price during the grant week • Old process created discount equal to the difference between: – SNPS fair market value on the accounting measurement date (generally Friday, when the lowest price of the grant week was known), and – the lowest closing price of the grant week • Old process was NOT used for executive officers

10 Example (discounted option) • Assume an option for 500 shares granted on December 13, 2001 vesting as to 100 shares per year • Exercise price = $19, but fair market value on appropriate accounting measurement date (Friday, Dec 14, 2001) = $20 • Vesting: – 300 shares vested as of 12/31/04 – 200 shares vested after 12/31/04 (in 2005 and 2006) • 200 shares subject to §409A – were granted at less than fair market value on the accounting measurement date – vested on or after 1/1/05 – none were exercised or cancelled prior to 1/1/06 AND – none were previously amended in last tender offer

11 Example (discounted CA option) • Assume that SNPS stock price is $25 on 12/31/08 • 2008 W-2 Income = $1,200 (200 shares x $6 ($25 FMV- $19 exercise price)) Amount Tax Gross gain $ 1,200 Fed Ordinary Income Tax $ 420 (35)% CA Ordinary Income Tax $ 112 (9.3)% Social Security & Medicare Tax $ 92 (7.65)% Total tax $ 624 (51.95)% Normal Stock Gain $ 576 409A Tax (Fed + CA) $ 480* (40)% Total tax after 409A Tax $ 1,104 (91.95)% Net Gain after 409A tax $ 96 *Excludes interest and penalty charge on 409A tax ***Consult your own tax advisor to determine your potential tax liability***

12 SNPS Solution: Tender Offer • Amend Eligible Portion of Eligible Option to increase the exercise price to remove the discount – Eligible Option: • Granted under the 1998 Non-Statutory Stock Option Plan • Granted with a “discounted” exercise price – Eligible Portion: • Vested on or after 1/1/05 • Outstanding as of close of offer • Not previously amended in last tender offer • The new exercise price will equal the fair market value on the appropriate accounting measurement date – Generally the Friday of the grant week • All other terms will remain the same – Same number of shares, vesting schedule and expiration date • Important note: only the Eligible Portion of an Eligible Option can be amended! – We can’t amend previously exercised options – such as options exercised during the tender offer!

13 Example (amended option) • Assume an option for 500 shares granted on December 13, 2001 vesting as to 100 shares per year • Exercise price = $19, but fair market value on appropriate accounting measurement date (Friday, December 14, 2001) = $20 • Vesting: – 300 shares vested as of 12/31/04 – 200 shares vested after 12/31/04 (in 2005 and 2006) • Option Amendment – Employee still has 500 options – 300 options vesting before 1/1/05 retain original $19 exercise price – 200 options vesting on/after 1/1/05 are amended to have a $20 exercise price – No other changes to option terms

14 Example (amended CA option) • Assume that SNPS stock price on exercise on 12/31/08 is $25 • W-2 Income = $1,000 (200 shares x $5 ($25 FMV - $20 amended exercise price)) Amount Tax Gross gain $ 1,000 Fed Ordinary Income Tax $ 350 (35)% CA Ordinary Income Tax $ 93 (9.3)% Social Security & Medicare Tax $ 77 (7.65)% Total tax $ 520 (51.95)% Normal Stock Gain $ 480 409A Tax (Fed + CA) $ 0 Total tax $ 520 (51.95)% Net Gain $ 480

15 Requirements for Participation • Must be an employee as of close of tender offer • Must hold an Eligible Option • The entire Eligible Portion of all Eligible Options must be tendered for amendment

16 What if I do nothing? • Adverse 409A Taxes: – Federal income taxation prior to exercise – 20% additional federal tax – Potential federal interest and penalties – Parallel California state income tax, interest and penalties (if applicable) • Tax due may increase each year until exercise or expiration of the discounted options. • SNPS will report option to tax authorities as being subject to 409A (and California equivalent, if applicable) AND make required withholdings each year. • This solution is a one-time offer to help avoid adverse tax consequences

17 How do I participate? • Tender Offer Began: September 11, 2008 • Tender Offer Expected to Expire: October 9, 2008 – All elections MUST be received by 11:59 PM (Pacific Time) on October 9, 2008 – the “Expiration Time” – Late submissions will not be accepted • Only way to “tender” and accept the offer: – Complete and submit your election form by fax to Shareholder Services at 650-584-4484 • Elections may be withdrawn or changed at any time, so long as a new election is received by Synopsys prior to the Expiration Time

18 More participation information • After you make or change your election, you will receive an Election Confirmation email • You will receive a Final Election Confirmation email within 5 business days after the Expiration Time • Acceptance of the Offer and amendment of your Eligible Options does not occur until after the Offer expires • Participation is voluntary, but if you fail to make an election, you are treated as having rejected the tender offer • Acceptance of the Offer gives you no additional right to remain employed by Synopsys

19 Tender Offer Documents & Personalized Election Form • Synopsys mailed the tender offer materials to your home on September 11, 2008 – If you have not yet received your documents, please contact Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time • The tender offer materials are also available on the SEC’s EDGAR website – www.sec.gov • These are important materials that you should review carefully

20 What if I still have questions? • Questions on this presentation, the tender offer materials or your personalized Election Form? – Call Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time. • Call your own tax professional

21 Tax Advice • Taxation of stock option transactions can be very complicated – Section 409A is relatively new, and guidance from the Treasury and IRS has been limited and sporadic to date • Participation in the Offer is at your own risk – There is no guarantee that amended Eligible Options will not be subject to 409A adverse tax consequences • Synopsys policy prohibits any employees from providing personal income tax advice to any other employee • This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation • Cooley Godward Kronish LLP is not a financial or investment advisor

22 Circular 230 Disclaimer Notice • Any tax advice included in this presentation was not intended or written to be used, and it cannot used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency • This tax advice was written to support the promotion of the matter addressed by the presentation • The taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor

23 Important Information • THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED MATERIALS THAT SYNOPSYS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 11, 2008 AS PART OF AN OFFERING MEMORANDUM. OPTIONEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE OFFERING MEMORANDUM AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. OPTIONEES MAY OBTAIN THE OFFERING MEMORANDUM AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV